Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2022, in Amendment No. 1 to the Registration Statement (Form F-4/A No. 333-264168) and the related prospectus of Pagaya Technologies Ltd., with respect to the consolidated financial statements of Pagaya Technologies Ltd.

May 6, 2022	/s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel	A Member of Ernst & Young Global